As filed with the Securities and Exchange Commission on July 25, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
RXi PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8099512 (I.R.S. Employer Identification No.)
60 Prescott Street
Worcester, Massachusetts 01605
(Address of principal executive offices)

RXi Pharmaceuticals Corporation Amended and Restated 2007 Incentive Plan
(Full title of the plan)

Mark J. Ahn, Ph.D.
President and Chief Executive Officer
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, Massachusetts 01605
(Name and address of agent for service)
(508) 767-3861
(Telephone, including area code, of agent for service)
Copy to:
Dale E. Short
TroyGould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
(310) 553-4441

Indicate by check mark (✓) whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☑ Smaller reporting company
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of each class of securities to	Amount to be	Proposed maximum	Proposed maximum	Amount of
be registered	registered (1)	offering price per share	aggregate offering price	registration fee
Common stock, par value $0.0001 per share (2)	170,000 shares(2)	$1.28(2)	$217,600(2)	$25.27
Common stock, par value $0.0001 per share	1,830,000 shares(3)	$1.25(3)	$2,287,500(3)	$265.59
Total	2,000,000 shares	—	—	$290.86

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable under the RXi Pharmaceuticals Corporation Amended and Restated 2007 Incentive Plan in the event of a stock split, stock dividend, recapitalization or other similar change in the common stock.

(2)	Represents shares issuable upon the exercise of outstanding options under the Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the exercise price of such options of $1.28 per share.

(3)	Represents shares reserved for issuance pursuant to future awards under the Plan. The proposed maximum offering price per share and maximum aggregate offering price were estimated pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the $1.25 average of the high and low sale prices of Registrant’s common stock as reported on The NASDAQ Capital Market on July 18, 2011.

EXPLANATORY NOTE
     This Registration Statement is being filed to increase by an additional 2,000,000 shares the number of shares of common stock of RXi Pharmaceuticals Corporation that may be issued and sold pursuant to the RXi Pharmaceuticals Corporation Amended and Restated 2007 Incentive Plan. Pursuant to Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-151154 and 333-153847) previously filed with the Securities and Exchange Commission on May 23, 2008 and October 3, 2010, respectively.

2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
     The following exhibits are filed with or incorporated by reference in this registration statement:
4.1	RXi Pharmaceuticals Corporation Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to RXi Pharmaceuticals Corporation’s Proxy Statement on Schedule 14A filed on April 23, 2010 (file No. 001-33958)).

4.2	Amendment to RXi Pharmaceuticals Corporation Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to RXi Pharmaceuticals Corporation’s Proxy Statement on Schedule 14A filed on May 31, 2011 (file No. 001-33958)).

5.1	Opinion of TroyGould PC.

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of Lohman Company, PLLC.

23.3	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on July 25, 2011.

RXi PHARMACEUTICALS CORPORATION
By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Ahn, Ph.D. and Robert E. Kennedy, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark J. Ahn Mark J. Ahn	President and Chief Executive Officer (Principal Executive Officer) and Director	July 25, 2011

/s/ Robert E. Kennedy Robert E. Kennedy	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2011

/s/ Sanford J. Hillsberg Sanford J. Hillsberg	Director	July 25, 2011

/s/ Richard Chin Richard Chin	Director	July 25, 2011

/s/ Steven S. Galliker Steven S. Galliker	Director	July 25, 2011

/s/ Steven S. Kriegsman Steven S. Kriegsman	Director	July 25, 2011

/s/ Rudolph Nisi Rudolph Nisi	Director	July 25, 2011

II-2

EXHIBIT INDEX
     The following exhibits are filed with this registration statement:
4.1	RXi Pharmaceuticals Corporation Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to RXi Pharmaceuticals Corporation’s Proxy Statement on Schedule 14A filed on April 23, 2010 (file No. 001-33958)).

4.2	Amendment to RXi Pharmaceuticals Corporation Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to RXi Pharmaceuticals Corporation’s Proxy Statement on Schedule 14A filed on May 31, 2011 (file No. 001-33958)).

5.1	Opinion of TroyGould PC.

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of Lohman Company, PLLC.

23.3	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).